UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):        May 25, 2007

0-15898

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Chairman of the Board of Directors of Casual Male Retail Group, Inc. (the “Company”), Seymour Holtzman, is primarily compensated by the Company for his services pursuant to a consulting agreement with Jewelcor Management, Inc. (“JMI”). Mr. Holtzman is the president and chief executive officer of JMI and together with his wife, indirectly, the majority shareholder of JMI. On May 30, 2007, the consulting agreement with JMI was amended effective as of April 29, 2007, to provide that Mr. Holtzman would receive an annual compensation of $575,000, with no further stock option awards or participation in the Company’s Key-Executive performance-based cash incentive program for fiscal 2007. All of Mr. Holtzman’s compensation will be paid through this consulting agreement, the term of which was amended from an automatic three-year renewal to a fixed two-year term expiring April 28, 2009. A copy of the amendment to the consulting agreement with JMI is attached hereto as Exhibit 10.1 and a copy of the original consulting agreement with JMI is attached hereto as Exhibit 10.2.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Compensatory Arrangements of Certain Officers

On May 25, 2007, the Company’s Compensation Committee and Board of Directors approved the following executive compensation matters related to certain of its named executive officers:

1.	Amendments to Employment Agreements. The employment agreements, as previously amended, for David A. Levin, President and Chief Executive Officer, and Dennis R. Hernreich, Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer, were amended, effective May 1, 2007, to:

i.	increase Messrs. Levin and Hernreich’s annual compensation pursuant to Section 3 of their respective agreements to $780,000 and $598,000, respectively; and

ii.	replace in its entirety subsection (i) of Section 8, “Termination of Employment, Effect of Termination” of the respective employment agreements with the following:

“In the event Executive is terminated without justifiable cause (as defined herein) within one (1) year after a Change of Control has occurred, Executive shall receive in full satisfaction of any obligation relating to Executive’s employment or the termination thereof an amount equal to the product of (a) the sum of (I) the Executive’s base monthly salary then in effect plus (II) an amount equal to the average of the last two (2) fiscal years annual performance-based cash bonus plan payout divided by twelve (12), multiplied by (b) 24. The Company must make a lump sum payment of all money due and owing within fifteen (15) days of termination.”

Copies of the amendments to the employment agreements, dated May 29, 2007, for Mr. Levin and Mr. Hernreich are attached hereto as Exhibit 10.3 and 10.4, respectively.

2.	Key Executive Performance-Based Cash Bonus Plan for Fiscal 2007. The Compensation Committee approved a performance-based cash bonus plan for fiscal 2007 for Messrs. Levin and Hernreich (the “Key Executives”). Pursuant to the terms of the 2007 Incentive Bonus Plan, the Key Executives are entitled to receive a cash bonus ranging from 80% to 150% of their respective annual salaries if the Company achieves a certain range of EBITDA (earnings before income taxes and depreciation and amortization) for fiscal 2007. The terms of the plan are included Exhibits 10.3 and 10.4.

3.

Senior Executive Performance-Based Cash Bonus Plan for Fiscal 2007. On May 25, 2007, the Compensation Committee adopted an annual performance-based cash bonus plan for fiscal 2007 for certain members of senior management, including Linda B. Carlo (Executive Vice President of Business Development & Direct-to-Consumer), Jack R. McKinney (Senior Vice President and Chief Information Officer) and Walter E. Sprague (Senior Vice President of Human Resources). Ms. Carlo was a “named executive officer” in the Company’s 2006 Proxy Statement; all three are expected to be “named executive officers” in the Company’s 2007 Proxy Statement. The Compensation Committee approved the overall targets and thresholds under which the plan would payout. Using these approved targets, the Company will be establishing an annual performance-based cash bonus plan which will be based on achieving certain EBITDA thresholds, similar to the thresholds required under the Key Executives’ 2007 annual performance-based cash bonus plan. For fiscal 2007, Ms. Carlo will be entitled to receive a cash bonus ranging from 25% to 125% of 40% of her earned salary and Messrs. McKinney and

Sprague will be entitled to receive a cash bonus ranging from 25% to 125% of 35% of their respective earned salaries if we achieve a certain range of EBITDA. Copies of the Senior Executive Performance-Based Cash Bonus Plan for Fiscal 2007 for Ms. Carlo, Mr. McKinney and Mr. Sprague are attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively.

4.	Long-Term Performance Share Bonus Plan. In fiscal 2005, the Compensation Committee adopted a Long-Term Performance Share Bonus Plan pursuant to which the Company’s named executive officers, with the exception of its Key Executives, are eligible to participate. Pursuant to the plan, if the Company achieves certain EBIT (earnings before interest and taxes) targets by the end of fiscal 2007, each participant in the plan will be entitled to receive restricted shares of the Company’s common stock, valued at 75% to 120%, depending on the target level achieved, of the participant’s cumulative salary during the incentive period of fiscal 2005-2007 (discounted to a rate of 30%, 70% or 90% depending on the participant’s respective tier level). On May 25, 2007, the Compensation Committee approved a modification to this plan to lower the EBIT level needed to achieve the 75% payout threshold. No changes were made to the EBIT amounts for the 90% target level and above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Amendment to Consulting Agreement, entered into on May 30, 2007, effective as of April 29, 2007, between the Company and Jewelcor Management, Inc.

10.2	Consulting Agreement, dated April 29, 2000, between the Company and Jewelcor Management, Inc.

10.3	Sixth Amendment to Employment Agreement, dated May 29, 2007 and effective as of May 1, 2007, between the Company and David A. Levin

10.4	Sixth Amendment to Employment Agreement, dated May 29, 2007 and effective as of May 1, 2007, between the Company and Dennis R. Hernreich

10.5	Senior Executive Performance-Based Cash Bonus Plan for Fiscal 2007 between the Company and Ms. Carlo

10.6	Senior Executive Performance-Based Cash Bonus Plan for Fiscal 2007 between the Company and Mr. McKinney

10.7	Senior Executive Performance-Based Cash Bonus Plan for Fiscal 2007 between the Company and Mr. Sprague

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By: /s/ DENNIS R. HERNREICH

Name: Dennis R. Hernreich

Title: Executive Vice President

and Chief Financial Officer

Date: May 31, 2007